EXHIBIT 99(d)

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     On May 30, 1997 Bacou USA, Inc. ("Bacou USA") completed its acquisition of Comasec Holdings, Inc. ("Comasec") and its wholly-owned subsidiary Survivair, Inc. ("Survivair"), a manufacturer of respiratory protection products. The acquisition was effected through merger and redemption transactions which have been accounted for as a purchase of all of the outstanding common stock of Comasec for 27.4 million in cash, subject to certain closing adjustments. For purposes of this filing these transactions are collectively referred to as the "Acquisition" and amounts paid to effect the Acquisition are referred to as the "Acquisition Price". The following Unaudited Pro Forma Balance Sheet as of March 31, 1997, and the Unaudited Pro Forma Statements of Income for the year ended December 31, 1996 and the three months ended March 31, 1997, give effect to the Acquisition as if it had occurred on January 1, 1996.

     The unaudited pro forma information is based on the historical consolidated financial statements of Bacou USA and its consolidated subsidiaries, Comasec and Survivair under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements. The pro forma financial statements do not give effect to anticipated cost savings, if any, in connection with the Acquisition.

     The information shown below should be read in conjunction with the consolidated historical financial statements of Bacou USA, Comasec and Survivair, including the respective notes thereto. The unaudited pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the Acquisition been consummated during the periods or as of the dates for which the unaudited pro forma data is presented.

     The following nonrecurring charges will be included in the consolidated statement of income of Bacou USA during the three months subsequent to May 30, 1997. These costs were not considered in the accompanying pro forma consolidated statements of income for the periods ended December 31, 1996 or March 31, 1997,(i) purchased in process research and development costs totaling $1.3 million, and, (ii) charges to cost of sales relating to the step-up of acquired inventories to fair value totaling $1.3 million ($.8 million, net of tax). No tax benefit will be recorded in Bacou USA's consolidated financial statements for the charge relating to the purchased in process research and development costs.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 1996
                                                                        Comasec
                                                                     Holdings, Inc.
                                                    Bacou USA        and Subsidiary
                                                   Year Ended          Year Ended          Pro Forma                      Pro Forma
                                                December 31, 1996    December 31, 1996     Adjustments          Ref.    As Adjusted
                                                -----------------    -----------------     -----------          ----    -----------
                                                                     (in thousands, except earnings per share)

Net Sales                                       $ 109,268           $   30,339            $     (131)           1        $  139,476

Cost of Sales                                   $  47,355           $   19,835            $   (1,649)           2,3,4    $   65,541
                                                ---------           ----------            -----------                    ----------
     Gross Profit                               $  61,913           $   10,504            $    1,518                     $   73,935

Operating Expenses:
  Selling                                       $  17,074           $    4,457            $       -                      $   21,531
  General and Administrative                    $   9,176           $    3,119            $     (141)           5,6      $   12,154
  Research and Development                      $      -                    -             $    1,540            7        $    1,540
  Amortization of Intangibles Assets            $   4,039           $       -                    667            8,9      $    4,706
                                                ---------           ----------            -----------                    ----------
     Total Operating Expenses                   $  30,289           $    7,576            $    2,066                     $   39,931
                                                ---------           ----------            -----------                    ----------
     Operating Income                           $  31,624           $    2,928            $     (548)                    $   34,004

Other Expense (Income):
  Interest Expense                              $     896           $       36            $    1,714            10,11    $    2,646
  Interest Income                               $    (522)          $      (77)           $       77            12             (522)
  Other                                         $    (329)          $      314            $      (66)           13,14    $      (81)
                                                ---------           ----------            -----------                    ----------
     Other Expense (Income), Net                $      45           $      273            $    1,725                     $    2,043
                                                ---------           ----------            -----------                    ----------
     Income Before Income Taxes                 $  31,579           $    2,655            $   (2,273)                    $   31,961

Income Taxes                                    $  12,202           $    1,179            $     (797)           15       $   12,584

Net Income                                      $  19,377           $    1,476            $   (1,476)                    $   19,377
                                                =========           ==========            ============                   ==========

Net Income Per Common and Common
     Equivalent Share                           $    1.18                                                                $     1.18

Weighted Average Common and Common
     Equivalent Shares                             16,436                                                                    16,436

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Notes to Unaudited Pro Forma Consolidated Financial Statements
                                                                                       Amount
                       Adjustments                                                 (in thousands)
                       -----------                                                 --------------
SALES:
------
(1)  To reclassify sales discounts from Net Other Expense to Sales.                  $   (131)
                                                                                     --------

COST OF SALES:
--------------
(2)  To reclassify research and development from Cost of Sales to a separate
      category of Operating Expense.                                                 $ (1,540)
                                                                                     --------

(3) To reverse historical depreciation and include revised depreciation based upon the expected useful lives and fair value of Property and Equipment acquired in connection with the Acquisition as follows:

     Remove old depreciation amount                                                  $   (614)
     Add new depreciation amount                 Cost               Useful Lives
                                                 ----               ------------
          Leasehold Improvements                 $  566,175                   11     $     51
          Machinery and Equipment                $2,569,850                   11     $    234
          Tooling and Molds                      $1,998,450                    7     $    285
                                                                                     --------
               Net depreciation adjustment                                           $    (44)
                                                                                     --------

(4)  To reclassify purchase discounts from net other expense to Cost of Sales.       $    (65)
          Decrease in Cost of Sales                                                  --------
                                                                                     $ (1,649)
                                                                                     --------

GENERAL AND ADMINISTRATIVE EXPENSE:
-----------------------------------
(5)  To reclassify amortization expense from General and Administrative Expense
to Amortization of Intangibles.                                                      $    (32)
                                                                                     --------
(6) To reverse  historical  depreciation and include revised  depreciation based upon the expected useful lives and fair value of property and equipment acquired in connection with the Acquisition as follows:

     Remove old depreciation amount                                                  $   (209)
     Add new depreciation amount              Cost                  Useful Lives
                                              ----                  ------------
          Leasehold Improvements              $188,725                        11     $     17
          Furniture and Fixtures              $184,300                         9     $     20
          Computer Equipment                  $125,000                         2     $     63
                                                                                     --------
               Net depreciation adjustment                                           $   (109)
                                                                                     --------
          Decrease in General and Administrative Expense                             $   (141)
                                                                                     --------

RESEARCH AND DEVELOPMENT EXPENSE:
---------------------------------
(7)  To reclassify research and development expense from Cost of Sales to
Research and Development Expense.                                                    $  1,540
                                                                                     --------

AMORTIZATION OF INTANGIBLES:
----------------------------
(8)  To  reclassify   amortization  expense  from  General  and Administrative
to  Amortization of Intangibles.
                                                                                     $     32
                                                                                     --------
(9) To reverse  historical  amortization and include revised  amortization based upon the expected  useful lives and fair value of intangible  assets acquired in connection with the Acquisition as follows:

     Remove old amortization amount                                                  $    (32)
     Add new amortization amount              Cost                 Useful Lives
                                              ----                 ------------
          Goodwill                            $11,700,000                     40     $    287
          Patents                             $ 1,500,000                     15     $    100
          Acquired Technology                 $ 2,800,000                     10          280
                                                                                     --------
               Net amortization adjustment                                           $    635
                                                                                     --------
                                                                                     $
                                                                                     --------
          Increase in Amortization of Intangibles                                    $    667
                                                                                     --------

Notes to Unaudited Pro Forma Consolidated Financial Statements

INTEREST EXPENSE:
-----------------
(10)  To remove interest expense expected to be eliminated as a result of the
Acquisition.                                                                         $    (36)

(11) To record Interest Expense on the Acquisition price of $27,350,000 which has been assumed to have been fully borrowed in the Unaudited Pro Forma
Consolidated Financial Statements, at a rate equal to the current borrowing rate of Bacou USA as follows:

                                              Indebtedness         Interest Rate
                                              ------------         -------------
                                              $ 27,350,000                  6.40%    $  1,750
                                                                                     --------
          Increase in Interest Expense                                               $  1,714
                                                                                     --------

INTEREST INCOME:
----------------
(12)  To remove the following items of interest income:
        Remove interest income earned on investments maintained at banks by Comesec
          Holding, Inc. and subsidiary                                                $    3
        Remove interest income earned on intercompany balances that have been repaid. $   74
                                                                                      ------
                                                                                      $   77
                                                                                      ------

NET OTHER:
----------
(13)  To reclassify purchase discounts from net other expense to Cost of Sales.       $   65

(14)  To reclassify sales discounts from Net Other Expense to Sales.                  $ (131)
                                                                                      ------
                    Decrease in Net Other Expense                                     $  (66)
                                                                                      ------

INCOME TAXES:
------------
(15) To record the income tax effect of pro
forma  adjustments  at a rate of  40.0%.  This  rate  is  based  upon a  Federal statutory rate equal to 35.0%,  plus the effect of state and local income taxes,
also adjusted to exclude an income tax benefit on amortization of goodwill.           $  797
                                                                                      -------